Exhibit 32
Section 1350 Certifications

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, as the Chief Executive Officer and Chief Financial Officer of StellarOne Corporation, respectively, certify that the Annual Report on Form 10-K for the year ended December 31, 2012, which accompanies this certification fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of StellarOne Corporation.

Date:  March 15, 2013                                          /s/ O. R. Barham, Jr.
President and Chief Executive Officer

Date:  March 15, 2013                                          /s/ Jeffrey W. Farrar
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to StellarOne Corporation and will be retained by StellarOne Corporation and furnished to the Securities and Exchange Commission or its staff upon request.